SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     June 9, 1995

Commission        Registrant, State of Incorporation,    I.R.S. Employer
File Number       Address and Telephone Number           Identification No.


1-1443            Central and South West Corporation     51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000















ITEM 5. OTHER EVENTS

CENTRAL AND SOUTH WEST CORPORATION (CSW) AND EL PASO
ELECTRIC COMPANY (EL PASO) LITIGATION

Recent Developments
On June 9, 1995, following CSW's notification that it was terminating its proposed merger with El Paso and withdrawing the Modified Third Amended Plan of Reorganization, El Paso filed suit (El Paso Suit) against CSW in state district court in El Paso, Texas. El Paso's suit seeks a $25 million termination fee from CSW, CSW's share of certain costs related to the Modified Third Amended Plan and additional unspecified damages. On June 15, 1995, CSW filed suit against El Paso in the United States Bankruptcy Court in Austin, Texas seeking a $25 million termination fee from El Paso due to El Paso's breach of the companies' terminated merger agreement, at least $3.6 million in rate case expenses incurred by CSW on behalf of El Paso related to state regulatory merger proceedings and a declaratory judgment that CSW properly terminated the agreement. CSW also removed the El Paso Suit from state district court to the United States Bankruptcy Court in El Paso, Texas and requested that the action be transferred to the United States Bankruptcy Court in Austin, Texas (the bankruptcy court that has jurisdiction over El Paso's bankruptcy case).

Background Information
For background information and earlier developments related to the proposed merger with El Paso, reference is made to CSW's 1994 Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, Current Report on Form 8-K dated May 23, 1995 and the documents referenced therein. For information related to the termination of the proposed merger, reference is made to CSW's Current Report on Form 8-K dated and filed June 9, 1995 and the documents referenced therein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     CENTRAL AND SOUTH WEST CORPORATION


Date:  June 28, 1995

                                     By:  /s/ Wendy G. Hargus
                                          Wendy G. Hargus
                                           Controller